UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

1-800-514-0186

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act of 1933, as amended:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SWM	New York Stock Exchange

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act, as amended.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed, on March 28, 2022, Schweitzer-Mauduit International, Inc., a Delaware corporation (“SWM”), Neenah, Inc., a Delaware corporation (“Neenah”), and Samurai Warrior Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of SWM (“Merger Sub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Merger Sub will merge with and into Neenah (the “Merger”), with Neenah surviving the Merger as a wholly-owned subsidiary of SWM.

On June 29, 2022, SWM held a special meeting of its shareholders. At the special meeting, shareholders voted on the following matters: (1) a proposal to approve the issuance of SWM common stock, par value $0.10 per share, pursuant to the terms of the Merger Agreement, in an amount necessary to complete the Merger and the other transactions contemplated by the Merger Agreement (which we refer to as the “SWM share issuance proposal”); and (2) a proposal to approve the adjournment of the SWM special meeting from time to time, if determined by the chairperson of the meeting to be necessary or appropriate, including adjournment to permit further solicitation of proxies in favor of the SWM share issuance proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to SWM stockholders (the “SWM adjournment proposal”).

A total of 27,385,182 shares of SWM common stock were present or represented by proxy at the meeting. This represented approximately 85.91% of the shares of SWM common stock that were outstanding and entitled to vote at the SWM special meeting, constituting a quorum for all matters to be presented at the SWM special meeting.

The results of the shareholders’ votes are reported below:

1.	With respect to the approval of the SWM share issuance proposal, the votes were as follows:

For	Against	Abstain	Broker Non-Votes
26,488,837	324,551	571,793	—

2.	With respect to the approval of the SWM adjournment proposal, the votes were as follows:

For	Against	Abstain	Broker Non-Votes
26,186,153	622,815	576,214	—

With respect to proposal number two, to approve the adjournment of the special meeting if necessary or appropriate to solicit additional proxies in favor of the approval of the issuance of shares, although the vote was taken, no motion to adjourn was made because the proposal to approve the issuance of shares had passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:	/s/ Ricardo Nunez
Ricardo Nunez
Executive Vice President and General Counsel

Dated: June 29, 2022